EXHIBIT 10.38


                          SECURITY INTEREST PROVISIONS

     For purposes of this ANNEX, the terms "Company", "Investor" and "Notes" have the meanings ascribed to them in the Funding Agreement to which this Annex is attached.

     Unless otherwise specified, all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

     Section 1. The Security Interests.

     (A) In order (i) to secure the due and punctual fulfillment of its obligations, advances, interest or other rights under the Notes, and (ii) to secure its obligations to the Investor whether now existing or hereafter arising under the Notes (all of the foregoing hereinafter called "Obligations"), the Company hereby grants, conveys, transfers and assigns to the Investor a continuing security interest in the following described personal property (hereinafter collectively called the "Collateral"):

     All assets and properties of whatever kind and description, including all intellectual property, licenses and license rights, now or hereafter owned by the Company and all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of the foregoing; all bank and securities accounts of any kind or nature; all books, records and documents relating to the foregoing located at the principal place of business or any other place of business of the Company, or at such other location as the business may hereafter be located , or held by any agent, representative or bailee of the Company wherever located, together with a perpetual irrevocable license to Investor and any successor to copy, utilize, install and otherwise use any intellectual property of Company, and all accessions, additions or improvements useful or necessary in connection with the installation, use, configuration, maintenance or operation of the Collateral.

     (B) The security interests granted pursuant to this Section 1 (the "Security Interests") are granted as security only and shall not subject the Investor to, or transfer or in any way affect or modify, any obligation or liability of the Company under any of the Collateral or any transaction which gave rise thereto.


     Section 2. Filing; Further Assurances. The Company will, at its expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as the Investor may require), or permit the Investor to file and record, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Security Agreement (which shall be sufficient as a financing statement


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hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Investor to exercise and enforce its rights hereunder with respect to any of the Collateral. Effective upon the existence of a Company Event of Default (as defined below), the Company hereby appoints Investor as Company's attorney-in-fact to execute in the name and behalf of Company such additional financing statements as Investor may request.

     Section 3. Representations and Warranties of Company. The Company hereby represents and warrants to the Investor (a) that, to its knowledge, except as set forth in Exhibit A attached hereto, and without having made any search or investigation with respect thereto, the Company is, or to the extent that certain of the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrance; (b) to its knowledge, without having made any search or investigation with respect thereto, that except for such financing statements as may be described on Exhibit A attached hereto and made a part hereof, no financing statement covering the Collateral is on file in any public office, other than the financing statements filed pursuant to this Security Agreement;
(c) that all additional information, representations and warranties contained in Exhibit B attached hereto and made a part hereof are true, accurate and complete on the date hereof.

     Section 4. Covenants of Company. The Company hereby covenants and agrees with the Investor that the Company (a) will, at the Company's sole cost and expense, defend the Collateral against all claims and demands of all persons at any time claiming any interest therein junior to the Investor's interest; (b) will provide the Investor with prompt written notice of (i) any change in the chief executive officer of the Company or the office where the Company maintains its books and records pertaining to the Collateral; (ii) the movement or location of all or a material part of the Collateral to or at any address other than as set forth in said Exhibit B; and (iii) any facts which constitute a Company Event of Default, or which, with the giving of notice and/or the passage of time, could or would constitute a Company Event of Default, pursuant to
Section 7 below; (c) will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date penalties are attached thereto, except to the extent that such taxes, assessments and charges shall be contested in good faith by the Company; (d) will immediately notify the Investor of any event causing a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such loss or diminution; (e) will have and maintain adequate insurance at all times with respect to the Collateral, for such other risks as are customary in the Company's industry for the respective items included in the Collateral, such insurance to be payable to the Investor and the Company as their respective interests may appear, and shall provide for a minimum of ten
(10) days prior written notice of cancellation to the Investor, and Company shall furnish the Secured Party with certificates or other evidence satisfactory to the Investor of compliance with the foregoing insurance provisions; (f) will not sell or offer to sell or otherwise assign, transfer or dispose of the Collateral or any interest therein, without the prior written consent of the Investor, except in the ordinary course of business; (g) will keep the Collateral free from any adverse lien, security interest or encumbrance (except for encumbrances specified in Exhibit B attached hereto) and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof; and (h) will not use the Collateral in material violation of any


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statute or ordinance the violation of which could materially and adversely affect the Company's business.

     Section 5. Records Relating To Collateral. The Company will keep its records concerning the Collateral at its offices designated in Exhibit B or at such other place or places of business of which the Investor shall have been notified in writing no less than ten (10) days prior thereto. The Company will hold and preserve such records and chattel paper and will permit representatives of the Investor at any time during normal business hours upon reasonable notice to examine and inspect the Collateral and to make abstracts from such records and chattel paper, and will furnish to the Investor such information and reports regarding the Collateral as the Investor may from time to time reasonably request.

     Section 6. General Authority. From and during the term of any Company Event of Default, the Company hereby appoints the Investor the Company's lawful attorney, with full power of substitution, in the name of the Company, for the sole use and benefit of the Investor, but at the Company's expense, to exercise, all or any of the following powers with respect to all or any of the Collateral:

     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due;

     (b) to receive, take, endorse, assign and deliver all checks, notes, drafts, documents and other negotiable and non- negotiable instruments and chattel paper taken or received by the Investor;

     (c) to settle, compromise, prosecute or defend any action or proceeding with respect thereto;

     (d) to sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof or the related goods securing the Collateral, as fully and effectually as if the Investor were the sole and absolute owner thereof;

     (e) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

     (f) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon;

provided that the Investor shall give the Company not less than ten (10) business days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral.

     The exercise by Investor of or failure to so exercise any authority granted herein shall in no manner affect Company's liability to Investor, and provided, further, that Investor shall be under no obligation or duty to exercise any of the powers hereby conferred upon them and they shall be without liability for any act or failure to act in connection with the collection of, or the preservation of, any rights under any of the Collateral.


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     Section 7. Company Events of Default. The Company shall be in default under this Security Agreement upon the occurrence of any of the following events (a "Company Event of Default"):

               (i) if any representation or warranty made by the Company in this ANNEX or in any of the Notes, the Funding Agreement or the Registration Rights Agreement, shall be false or misleading in any material respect; or

               (ii) the occurrence of a default by the Company under the Notes or this ANNEX.

     Section 8. Remedies Upon Company Event of Default. If any Company Event of Default shall have occurred, the Investor may exercise all the rights and remedies of a Investor under the Uniform Commercial Code. The Investor may require the Company to assemble all or any part of the Collateral and make it available to the Investor at a place to be designated by the Investor which is reasonably convenient. The Investor shall give the Company ten (10) business days prior written notice of the Investor's intention to make any public or private sale or sale at a broker's board or on a securities exchange of the Collateral. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Investor, in its sole discretion, may determine. The Investor shall not be obligated to make any such sale pursuant to any such notice. The Investor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. The Investor, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     Section 9. Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities: (a) first, to pay the reasonable expenses of such sale or other realization, including, without limitation, reasonable attorneys' fees, and all expenses, liabilities and advances reasonably incurred or made by the Investor in connection therewith, and any other unreimbursed expenses for which the Investor is to be reimbursed pursuant to Section 10; (b) second, to the payment of the Obligations in such order of priority as the Investor, in its sole discretion, shall determine; and (c) finally, to pay to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     Section 10. Expenses; Investor's Lien. The Company will forthwith upon demand pay to the Investor: (a) the amount of any taxes which the Investor may have been required to pay by reason of the Security Interests (including, without limitation, any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and (b) the amount of any and all reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its counsel, and of any agents not regularly in its employ, which the Investor may incur in


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connection with (i) the preparation of any amendments or modifications of this
Security Agreement, (ii) the collection, sale or other disposition of any of the Collateral; (iii) the exercise by the Investor of any of the powers conferred upon it hereunder, or (iv) any default by the Company hereunder.

     Section 11. Termination of Security Interests; Release of Collateral. Upon the earlier of (i) the repayment and performance in full of all the Obligations, or (ii) upon the Company securing cash investments of not less than $5,000,000 in new shareholder equity, or (iii) the Security Interests shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination of the Security Interests or release of Collateral, the Investor will, at the Company's expense, to the extent permitted by law, execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. The Company further covenants and agrees that notwithstanding such release under subsection (ii), it will not grant any other security interest or other lien or rights in the Collateral (however denominated) as long as any of the Notes remain outstanding.

     Section 12. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served,(b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     If to the Company:     SAC Technologies, Inc.
                            1285 Corporate Center Drive
                            Suite 175
                            Eagan, Minnesota 55121
                            Telephone No.: (651) 687-0414
                            Telecopier No.:

with a copy (which shall not constitute notice) to:

                            The Shaar Fund Ltd.
                            Kaya Flamboyan 9
                            Curacao


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                            Netherlands Antilles
                            (Tel: 599-9-732-2222)
                            (Fax: 599-9-732-2225)

with copies  (which shall not constitute notice) to:

                            Levinson Capital Management, LLC
                            35 East Grassy Sprain Road
                            Suite 300
                            Yonkers, NY 10710
                            Phone number: 914-395-0096
                            Fax number: 914-395-0059

and to:

                            Krieger & Prager, LLP
                            Suite 1440
                            39 Broadway
                            New York, New York 10006
                            Telephone:  (212) 363-2900
                            Facsimile:  (212) 363-2999

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 13. Miscellaneous.

     (a) No failure on the part of the Investor to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Security Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Investor of any right, power or remedy under this Security Agreement preclude the exercise, in whole or in part, of any other right, power or remedy. The remedies in this Security Agreement are cumulative and are not exclusive of any other remedies provided by law. Neither this Security Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     (b) Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code have the meanings therein stated.

     (c) The execution and delivery by Company of this Agreement and all documents delivered in connection herewith have been duly and validly authorized by all necessary corporate action of Company and this Agreement and all documents delivered in connection herewith have been duly and validly executed and delivered by Company. The execution and delivery by Company of this Agreement and all documents delivered in connection herewith will not result in a breach or default of or under the Certificate of Incorporation, By-laws or any agreement of Company. This Agreement and all documents delivered in connection therewith


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are legal, valid and binding obligations of Company enforceable against Company in accordance with their terms.

     (e) In the event that any action is taken by Company or Investor in connection with this Note, or any related document or matter, the losing party in such legal action, in addition to such other damages as he or it may be required to pay, shall pay reasonable attorneys' fees to the prevailing party.

     Section 14. Separability. If any provision hereof shall prove invalid or unenforceable in any jurisdiction whose laws shall be deemed applicable, the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Investor.

     Section 15. Governing Law. This Annex shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON COVENIENS, to the bringing of any such proceeding in such jurisdictions.

     Section 16. Jury Trial Waiver. The Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Note or this Annex.

Acknowledged:

SAC TECHNOLOGIES, INC., Company


By:________________________________
Its ________________________________


STATE OF ________________
COUNTY OF ______________

     On the ______ day of ________, 2001, before me personally came _________________________, to me known, who being by me duly sworn, did depose and say that he resides at _____________________________________,
__________________; that he is the _______________ of SAC TECHNOLOGIES, INC., the corporation described in and which executed the foregoing instrument as Company; that he was authorized to execute the foregoing instrument on behalf of said corporation by the Board of Directors of said corporation; and that he executed the foregoing instrument voluntarily and of his own free will on behalf of said corporation.


                                             ___________________________________
                                             Notary Public
                                             My commission expires:


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                                    EXHIBIT A

                   FINANCING STATEMENTS ON FILE ON DATE HEREOF


          1. Financing Statement on Form UCC-1, naming Company, as Debtor, and ____________________________ and certain other parties, as
               Secured Party, as filed in the office of the Secretary of State of the State of __________ on , 2001. This financing statement covers collateral substantially similar to the Collateral and represents a security interest senior to the security interest granted hereby.

Company represents that, to its knowledge and without having made any search or investigation, except for the security interest referred to in paragraph 1 above, there are no security interests in the Collateral in favor of any other party.





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                                    EXHIBIT B

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES


     1. The exact name of the Company as shown on its Articles of Incorporation is SAC Technologies, Inc.

     2. The Company does business under the names: SAC Technologies, Inc. Bio-Key International

     3. The Company was incorporated on January 6, 1993 under the laws of the State of Minnesota and is in good standing under those laws.

     4.   The Chief Executive Officer of the Company is Jeffrey Brown.

     5.   The Company is qualified to transact business in: Minnesota; Nevada

     6.   The Company's only place(s) of business is/are at:

          a.   1285 Corporate Center Drive, Suite 175, Eagan, Minnesota, 55121.

          b.   PMB #192; 4894 W. Lane Mountain Road, Las Vegas, NV 89130-2239

     7. The Company owns or has an interest in personal property at the following locations:


         Address                                     Record Owner of Real Estate
         -------                                     ---------------------------

                             [SEE SCHEDULE ANNEXED]


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                                    EXHIBIT C

                       Intellectual Property and Licenses